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                                                                     EXHIBIT 4.6

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                                PRIMESTAR, INC.


                                      and


                         THE BANK OF NEW YORK, Trustee


                               ________________



                         SECOND SUPPLEMENTAL INDENTURE
                          Dated as of April 27, 1999


                               To the Indenture
                         Dated as of February 20, 1997


                             ____________________



              12-1/4%% Senior Subordinated Discount Notes due 2007


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          SUPPLEMENTAL INDENTURE NO. 2, dated as of April 27, 1999 (this
"Supplemental Indenture") between PRIMESTAR, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as trustee ("Trustee").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

          WHEREAS, (i) TCI Satellite Entertainment, Inc. ("TSAT") and the Trustee entered into the Indenture, dated as of February 20, 1997 (the "Original Indenture"), with respect to $275,000,000 aggregate principal amount of 12-1/4% Senior Subordinated Discount Notes due 2007, Series A and Series B (the "Notes") and (ii) TSAT, the Company, and the Trustee entered into the First Supplemental Indenture to the Original Indenture, dated as of April 1, 1998 (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), pursuant to which the Company assumed TSAT's obligations with respect to the Notes;

          WHEREAS, all capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Indenture;

          WHEREAS, Section 10.02 of the Indenture provides that the Company and the Trustee may amend or supplement certain provisions of the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

          WHEREAS, the Company, Holders constituting at least a majority in principal amount of the Notes outstanding and certain other parties have entered into that certain lock-up agreement, dated as of April 20, 1999 (the "Lock-up Agreement"), pursuant to which such Holders consented to the Proposed Amendments (as defined in the Lock-up Agreement) to the Indenture;

          WHEREAS, in accordance with the terms of the Lock-up Agreement, the holders of a majority in principal amount of the outstanding Notes have consented to the Proposed Amendments to be effected by this Supplemental Indenture;

          WHEREAS, the Company has authorized the execution and delivery of this Supplemental Indenture and the Trustee has received an Opinion of Counsel and an Officers' Certificate pursuant to Sections 10.06 and 13.04 of the Indenture, and therefore the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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          SECTION 1.  AMENDMENTS TO INDENTURE.
                      -----------------------

          (a) Effective as of the Operative Date (as hereinafter defined), the following sections of the Indenture are hereby eliminated: Section 4.03; Section 4.04; Section 4.06; Section 4.07; Section 4.08; Section 4.09; Section 4.10;
Section 4.15; Section 4.16; Section 4.17; Section 4.18; Section 4.20; Section 4.21; Section 4.22; Section 5.01; Section 5.02; Section 6.01(6); and Section 6.01(7).

          The text of the above sections are replaced by the phrase "Intentionally deleted", and the surrounding sections are not renumbered.

          (b) All definitions set forth in Section 1.01 that relate to defined terms used solely in sections deleted hereby are deleted in their entirety as of the Operative Date (as defined below).

          SECTION 2.  MISCELLANEOUS.
                      -------------

          (a) Operative Date.  The amendments to the Indenture made hereby shall
              ---------------
only become effective on the Note Purchase Closing Date (as defined in the Lock-up Agreement) applicable to the Notes (the "Operative Date"). This Supplemental Indenture is effective upon execution.

          (b) Conflict with the TIA.  If any provision of this Supplemental
              ----------------------
Indenture modifies or excludes any provision of the TIA that is required under such Act to be part of and govern the Indenture, the latter provision of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision of the TIA shall be deemed to apply to this Supplemental Indenture, as so modified or excluded, as the case may be.

          (c) Notes Deemed Conformed.  Beginning at the Operative Date, the
              -----------------------
provisions of each Note then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders, the Company or the Trustee, so as to reflect this Supplemental Indenture.

          (d) Successors.  All agreements of the Company and the Trustee in this
              -----------
Supplemental Indenture and in the Indenture shall bind their respective successors.

          (e) Benefits of Supplemental Indenture.  Nothing in this Supplemental
              -----------------------------------
Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

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          (f) Separability.  In case any provision in this Supplemental
              -------------
Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          (g) Trustee Responsibility.  The Trustee assumes no duties,
              -----------------------
responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of the Company. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth in full.

          (h) Headings.  The Section headings of this Supplemental Indenture
              ---------
have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          (i) Counterparts.  This Supplemental Indenture may be executed in
              -------------
counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          (j) Governing Law.  This Supplemental Indenture shall be governed by
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and construed in accordance with the internal laws of the State of New York.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.


                              PRIMESTAR, INC.

                              By:   /s/ Kenneth G. Carroll
                                 ---------------------------------------------
                                 Name:  Kenneth G. Carroll
                                 Title: SVP & Chief Financial Officer



                              THE BANK OF NEW YORK

                              By:   /s/ Walter N. Gitlin
                                 ---------------------------------------------
                                 Name:  Walter N. Gitlin
                                 Title: Vice President

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